Exhibit 4.5


                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of June 28, 2002

                                      Among

                         KRONOS INTERNATIONAL, INC.,

                                   as Issuer,

                                       and

                           DEUTSCHE BANK AG LONDON,


                       DRESDNER BANK AG LONDON BRANCH,


                                       and


                Commerzbank Aktiengesellschaft, London Branch,


                              as Initial Purchasers


                      8 7/8% Senior Secured Notes due 2009




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                                TABLE OF CONTENTS


                                                                            Page

1.    Definitions..........................................................1

2.    Exchange Offer.......................................................5

3.    Shelf Registration...................................................9

4.    Additional Interest.................................................10

5.    Registration Procedures.............................................12

6.    Registration Expenses...............................................22

7.    Indemnification and Contribution....................................23

8.    Rules 144 and 144A..................................................27

9.    Underwritten Registrations..........................................27

10.   Miscellaneous.......................................................28


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                          REGISTRATION RIGHTS AGREEMENT


            This Registration Rights Agreement (this "Agreement") is dated as of June 28, 2002, among KRONOS INTERNATIONAL, INC., a corporation organized under the laws of Delaware (the "Issuer"), and DEUTSCHE BANK AG LONDON, DRESDNER BANK AG LONDON BRANCH and Commerzbank Aktiengesellschaft, London Branch, as initial purchasers (collectively, the "Initial Purchasers").

            This Agreement is entered into in connection with the Purchase Agreement by and among the Issuer and the Initial Purchasers, dated as of June 19, 2002 (the "Purchase Agreement"), which provides for, among other things, the sale by the Issuer to the Initial Purchasers of (euro) 285,000,000 aggregate principal amount of the Issuer's 8 7/8% Senior Secured Notes due 2009 (the "Securities"). In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Securities. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Securities under the Purchase Agreement.

            The parties hereby agree as follows:

1.    Definitions

            As used in this Agreement, the following terms shall have the following meanings:

            Additional Interest:  See Section 4(a) hereof.

            Advice:  See the last paragraph of Section 5 hereof.

            Agreement:  See the introductory paragraphs hereto.

            Applicable Period:  See Section 2(b) hereof.

            Business Day: Any day that is not a Saturday, Sunday or a day on which banking institutions in New York or Texas are authorized or required by law to be closed.

            Effectiveness Date: With respect to (i) the Exchange Offer Registration Statement, the 270th day after the Issue Date and (ii) any Shelf
Registration Statement, the 270th day after the Filing Date with respect thereto; provided, however, that if the Effectiveness Date would otherwise fall on a day that is not a Business Day, then the Effectiveness Date shall be the next succeeding Business Day.


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                                      -2-

            Effectiveness Period:  See Section 3(a) hereof.

            Event Date:  See Section 4 hereof.

            Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Exchange Offer:  See Section 2(a) hereof.

            Exchange Offer Registration Statement:  See Section 2(a) hereof.

            Exchange Securities:  See Section 2(a) hereof.

            Filing Date: (A) If no Registration Statement has been filed by the Issuer pursuant to this Agreement, the 120th day after the Issue Date; and (B) in any other case (which may be applicable notwithstanding the consummation of the Exchange Offer), the 120th day after the delivery of a Shelf Notice as required pursuant to Section 2(c) hereof; provided, however, that if the Filing Date would otherwise fall on a day that is not a Business Day, then the Filing Date shall be the next succeeding Business Day.

            Holder: Any holder of a Registrable Security or Registrable Securities.

            Indenture: The Indenture, dated as of June 28, 2002, by and among the Issuer and The Bank of New York, as Trustee, pursuant to which the Securities are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

            Information:  See Section 5(o) hereof.

            Initial Purchasers:  See the introductory paragraphs hereto.

            Inspectors:  See Section 5(o) hereof.

            Issue Date: June 28, 2002, the date of original issuance of the Securities.

            Issuer:  See the introductory paragraphs hereto.

            NASD:  See Section 5(s) hereof.

            Participant:  See Section 7(a) hereof.

            Participating Broker-Dealer:  See Section 2(b) hereof.

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                                      -3-

            Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

            Private Exchange:  See Section 2(b) hereof.

            Private Exchange Securities:  See Section 2(b) hereof.

            Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

            Purchase Agreement:  See the introductory paragraphs hereof.

            Records:  See Section 5(o) hereof.

            Registrable Securities: Each Security upon its original issuance and at all times subsequent thereto, each Exchange Security as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Security upon original issuance thereof and at all times subsequent thereto, until, in each case, the earliest to occur of (i) a Registration Statement (other than, with respect to any Exchange Security as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Security, Exchange Security or Private Exchange Security has been declared effective by the SEC and such Security, Exchange
Security or such Private Exchange Security, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Security has been exchanged pursuant to the Exchange Offer for an Exchange Security or Exchange Securities that may be resold without restriction under state and federal securities laws, (iii) such Security, Exchange Security or Private Exchange Security, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Security, Exchange Security or Private Exchange Security, as the case may be, may be resold without restriction pursuant to Rule 144(k) (as amended or replaced) under the Securities Act.

            Registration Statement: Any registration statement of the Issuer that covers any of the Securities, the Exchange Securities or the Private Exchange Securities filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including

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                                      -4-


post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

            Rule 144:  Rule 144 under the Securities Act.

            Rule 144A:  Rule 144A under the Securities Act.

            Rule 405:  Rule 405 under the Securities Act.

            Rule 415:  Rule 415 under the Securities Act.

            Rule 424:  Rule 424 under the Securities Act.

            SEC:  The U.S. Securities and Exchange Commission.

            Securities:  See the introductory paragraphs hereto.

            Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            Shelf Notice:  See Section 2(c) hereof.

            Shelf Registration:  See Section 3(a) hereof.

            Shelf Registration Statement: Any Registration Statement relating to a Shelf Registration.

            Suspension Period.  See Section 3(a) hereof.

            TIA:  The Trust Indenture Act of 1939, as amended.

            Trustee: The trustee under the Indenture and the trustee (if any) under any indenture governing the Exchange Securities and Private Exchange Securities.

            Underwritten registration or underwritten offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

            Except as otherwise specifically provided, all references in this Agreement to acts, laws, statutes, rules, regulations, releases, forms, no-action letters and other regulatory requirements (collectively, "Regulatory Requirements") shall be deemed to refer also to any amendments thereto and all subsequent Regulatory Requirements adopted as a replacement thereto having substantially the same effect therewith; provided that Rule 144 shall not be deemed to amend or replace Rule 144A.

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                                      -5-


2.    Exchange Offer

      (a) Unless the Exchange Offer would violate applicable law or any applicable interpretation of the staff of the SEC, the Issuer shall file with the SEC, no later than the Filing Date, a Registration Statement (the "Exchange Offer Registration Statement") on an appropriate registration form with respect to a registered offer (the "Exchange Offer") to exchange any and all of the Registrable Securities (other than the Private Exchange Securities, if any) for a like aggregate principal amount of debt securities of the Issuer (the "Exchange Securities") that are substantially identical in all material respects to the Securities, except that (i) the Exchange Securities shall contain no restrictive legend thereon, (ii) the Exchange Securities and the Private Exchange Securities shall not contain provisions for the Additional Interest contemplated in Section 4 hereof and (iii) interest thereon shall accrue from
(A) the later of (x) the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor, or (y) if the Securities are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date, or
(B) if no interest has been paid on such Securities, from the Issue Date. The Exchange Securities and the Private Exchange Securities shall be entitled to the benefits of the Indenture or a trust indenture which is identical in all material respects to the Indenture (other than such changes to the Indenture or any such identical trust indenture as are necessary to comply with the TIA) and which, in either case, has been qualified under the TIA, or is exempt from such qualification. The Indenture or such trust indenture shall provide that (i) the Exchange Securities shall not be subject to the transfer restrictions set forth therein but that the Private Exchange Securities shall be subject thereto and
(ii) the Exchange Securities, the Private Exchange Securities and the Securities shall vote and consent together on all matters as one class and that none of the Exchange Securities, the Private Exchange Securities or the Securities shall have the right to vote or consent as a separate class on any matter. The Exchange Offer shall comply in all material respects with all applicable tender offer rules and regulations under the Exchange Act and other applicable laws. The Issuer shall use its best efforts to (x) cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 300th day following the Issue Date.

      Each Holder (including, without limitation, each Participating Broker-Dealer) who participates in the Exchange Offer will be required, as a condition to its participation in the Exchange Offer, to represent to the Issuer in writing (which may be contained in the applicable letter of transmittal) that: (i) any Exchange Securities acquired in exchange for Registrable Securities tendered are being acquired in the ordinary course of business of the


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                                      -6-


Person receiving such Exchange Securities, whether or not such recipient is such Holder itself; (ii) at the time of the commencement of the Exchange Offer such Holder does not have an arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Securities in violation of the provisions of the Securities Act;
(iii) such Holder is not an "affiliate" (as defined in Rule 405) of the Issuer or, if it is an affiliate of the Issuer, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and will provide information to be included in the Shelf Registration Statement in accordance with Section 5 hereof in order to have its Securities included in the Shelf Registration Statement and benefit from the provisions regarding Additional Interest in Section 4 hereof; (iv) if such Holder is not a broker-dealer, such Holder is not engaging in and does not intend to engage in a distribution of the Exchange Securities; and (v) if such Holder is a Participating Broker-Dealer, such Holder has acquired the Registrable Securities as a result of market-making activities or other trading activities and that it will comply with the applicable provisions of the Securities Act (including, but not limited to, the prospectus delivery requirements thereunder); and (vi) such Holder is not acting on behalf of a Person who could not make the foregoing representations.

      Upon consummation of the Exchange Offer in accordance with this Section 2, the provisions of this Agreement shall continue to apply, mutatis mutandis, solely with respect to Registrable Securities that are Private Exchange Securities, Exchange Securities as to which Section 2(c)(iv) is applicable and Exchange Securities held by Participating Broker-Dealers, and the Issuer shall have no further obligation to register Registrable Securities (other than Private Exchange Securities and Exchange Securities as to which clause 2(c)(iv) hereof applies) pursuant to Section 3 hereof.

      No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement.

      (b) The Issuer shall include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to the Initial Purchasers, which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a
"Participating Broker-Dealer"), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies represent the prevailing views of the staff of the SEC. Such "Plan of Distribution" section shall also expressly permit, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent permitted by applicable policies and regulations of the

SEC, all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker-Dealers may resell the Exchange Securities in compliance with the Securities Act.

      The Issuer shall use its best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act for such period of time as is necessary to comply with applicable law in connection with any resale of the Exchange Securities; provided, however, that such period shall not be required to exceed 90 days or such longer period if extended pursuant to the last paragraph of Section 5 hereof (the "Applicable Period").

      If, prior to consummation of the Exchange Offer, the Initial Purchasers hold any Securities acquired by them that have the status of an unsold allotment in the initial distribution, the Issuer upon the request of the Initial Purchasers shall simultaneously with the delivery of the Exchange Securities issue and deliver to the Initial Purchasers, in exchange (the "Private Exchange") for such Securities held by any such Holder, a like principal amount of securities (the "Private Exchange Securities") of the Issuer that are identical in all material respects to the Exchange Securities, except for the placement of a restrictive legend on such Private Exchange Securities. The Private Exchange Securities shall be issued pursuant to the same indenture as the Exchange Securities and the Issuer shall use its best efforts to have the Private Exchange Securities bear the same CUSIP number as the Exchange Securities. The Issuer shall not have any liability under this Agreement solely as a result of the Private Exchange Securities not bearing the same CUSIP number as the Exchange Securities.

      In connection with the Exchange Offer, the Issuer shall:

(1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange Offer a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

(2) use their best efforts to keep the Exchange Offer open for not less than 30 calendar days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

(3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

(4) permit Holders to withdraw tendered Registrable Securities at any time prior to 5:00 p.m., New York time, on the last Business Day on which the Exchange Offer remains open by sending to the institution specified in the


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                                      -8-

      notice, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that the Holder is withdrawing such Holder's election to have such Registrable Securities or portion thereof exchanged; and

(5) otherwise comply in all material respects with all applicable laws, rules and regulations relating to the Exchange Offer.

            As soon as practicable after the close of the Exchange Offer and the Private Exchange, if any, the Issuer shall:

(1) accept for exchange all Registrable Securities validly tendered and not validly withdrawn pursuant to the Exchange Offer and the Private Exchange, if any in accordance with the terms of the Exchange Offer Registration Statement and the related letter of transmittal;

(2) deliver to the Trustee for cancellation all Registrable Securities so accepted for exchange; and

(3) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities or Private Exchange Securities, as the case may be, equal in principal amount to the Registrable Securities of such Holder so accepted for exchange; provided that, in the case of any Registrable Securities held in global form by a depositary, authentication and delivery to such depositary of one or more replacement Securities in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

            The Exchange Offer and the Private Exchange shall not be subject to any conditions, other than that (i) the Exchange Offer or Private Exchange, as the case may be or the making of any exchange by a Holder, does not violate applicable law or any applicable interpretation of the staff of the SEC; (ii) the valid tendering of Registrable Securities in accordance with the Exchange Offer and the Private Exchange; (iii) no action or proceeding shall have been instituted or threatened in any court or by any governmental agency which, in the Issuer's reasonable judgment, might materially impair the ability of the Issuer to proceed with the Exchange Offer or the Private Exchange, and no material adverse development shall have occurred in any existing action or proceeding with respect to the Issuer; and (iv) all governmental approvals shall have been obtained, which approvals the Issuer deems necessary for the consummation of the Exchange Offer or Private Exchange.

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                                      -9-


            (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuer is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 300 days of the Issue Date, (iii) the Initial Purchasers or any Holder of Private Exchange Securities so requests in writing to the Issuer at any time within 90 days after the consummation of the Exchange Offer or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Securities on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuer within the meaning of the Securities Act) and so notifies the Issuer within 30 days after such Holder first becomes aware of such restrictions, in the case of each of clauses (i) to and including (iv) of this sentence, then the Issuer shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file a Shelf Registration pursuant to Section 3 hereof.

3.    Shelf Registration

            If at any  time a Shelf  Notice  is  delivered  as  contemplated  by
Section 2(c) hereof, then:

            (a) Shelf Registration. The Issuer shall use its best efforts to file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Shelf Registration") on or prior to the applicable Filing Date. The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by Holders participating in the Shelf Registration in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration.

            The Issuer shall use its best efforts to cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Shelf Registration continuously effective under the Securities Act until the date that is two years from the Issue Date or such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration or cease to be outstanding or otherwise to be Registrable Securities (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein and shall be subject to reduction to the extent that the applicable provisions of Rule 144(k) are amended or revised to reduce the two year holding period set forth therein; provided, further, that the foregoing shall not apply to actions taken by the Issuer in good faith and for valid business reasons (not including avoidance of their obligations hereunder), including, without limitation, the acquisition or divestiture of assets, so long as the Issuer within 90 days thereafter complies with the requirements of Section 5(u) hereof. Any such period during which the Issuer fails to keep the Shelf Registration Statement effective and usable for offers and sales of the Registrable Securities or Exchange Securities is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Issuer gives notice that the Shelf Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Registrable Securities and Exchange Securities and shall end on the date when each Holder of Registrable Securities and Exchange Securities covered by such registration statement either receives the copies of the supplemented or amended prospectus contemplated by Section 5(u) hereof or is advised in writing by the Issuer that use of the prospectus may be resumed. If one or more Suspension Periods occur, the two-year period referenced above shall be extended by the aggregate of the number of days included in each Suspension Period.

            (b) Withdrawal of Stop Orders. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder or pursuant to the second proviso of the first sentence of the second paragraph of Section 3(a)), the Issuer shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof.

            (c) Supplements and Amendments. The Issuer shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Securities (or their counsel) covered by such Registration Statement with respect to the information included therein with respect to one or more of such Holders, or by any underwriter of such Registrable Securities with respect to the information included therein with respect to such underwriter.

            4. Additional Interest

            (a) The Issuer and the Initial Purchasers agree that the Holders will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay as liquidated damages, additional interest on the Registrable Securities


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                                      -11-


("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

      (i) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration has been filed on or prior to the Filing Date applicable thereto or (B) notwithstanding that the Issuer has consummated or will consummate the Exchange Offer, the Issuer is required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto, then, commencing on the day after any such Filing Date, Additional Interest shall accrue on the principal amount of the Registrable Securities at a rate of 0.25% per annum for the first 90 days immediately following such applicable Filing Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

      (ii) if (A) neither the Exchange Offer Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the Effectiveness Date applicable thereto or (B) notwithstanding that the Issuer has consummated or will consummate the Exchange Offer, the Issuer is required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date applicable to such Shelf Registration, then, commencing on the day after such Effectiveness Date, Additional Interest shall accrue on the principal amount of the Securities at a rate of 0.25% per annum for the first 90 days immediately following the day after such Effectiveness Date, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period; or

      (iii) if (A) the Issuer has not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to the 300th day after the Issue Date or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), then Additional Interest shall accrue on the principal amount of the Registrable Securities at a rate of 0.25% per annum for the first 90 days commencing on the (x) 300th day after the Issue Date, in the case of (A) above, or (y) the day such Shelf Registration ceases to be effective (other than because of the sale of all of the Securities registered thereunder), in the case of (B) above, and such Additional Interest rate shall increase by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the Additional Interest rate on the Securities may not accrue under more than one of the foregoing clauses (i) - (iii) at any one time and at no time shall the aggregate amount of additional interest accruing exceed in the aggregate 0.75% per annum; provided, further, however, that (1) upon the filing of the Exchange Offer Registration Statement or the Shelf Registration as required hereunder (in the case of clause (i) above of this Section 4), (2) upon the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4) or (3) upon the exchange of the Exchange Securities for all Securities tendered (in the case of clause (iii)(A) of this Section 4), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4), Additional Interest on the Securities in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

            (b) The Issuer shall notify the Trustee within one Business Day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash semiannually on each June 30 and December 30 (to the holders of record on June 15 and December 30 immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Registrable Securities, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360 day year comprised of twelve 30 day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.    Registration Procedures

            In connection with the filing of any Registration Statement pursuant to Section 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder the Issuer shall:

            (a)  Prepare  and file with the SEC prior to the  applicable  Filing
      Date a Registration Statement or Registration  Statements as prescribed by
      Section 2 or 3 hereof, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that if (1) such filing is pursuant to
      Section 3 hereof or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement (with respect to a Registration Statement filed pursuant to Section 3 hereof) or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five business days prior to such filing). The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

            (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period, the Applicable Period or until consummation of the Exchange Offer, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424; and comply in all material respects with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuer shall be deemed not to have used its best efforts to keep a Registration Statement effective if the Issuer voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless such action is required by applicable law, pursuant to the second proviso of the first sentence of the second paragraph of Section 3(a) or permitted by this Agreement.

            (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period relating thereto from whom the Issuer has received written notice that it will be a Participating Broker-Dealer in the Exchange Offer, notify the selling Holders of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating

      Broker-Dealer (with respect to any such Registration Statement), as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act and, upon request, at the sole expense of the Issuer, provide one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities or resales of Exchange Securities by Participating Broker-Dealers the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) hereof cease to be true and correct in any material respect, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or written threat of any proceeding for such purpose,
      (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Issuer's determination that a post-effective amendment to a Registration Statement would be appropriate.

            (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest practicable moment.

            (e) If a Shelf Registration is filed pursuant to Section 3 and if requested during the Effectiveness Period by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering or any Participating Broker-Dealer, (i) as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, any Participating Broker-Dealer or counsel for any of them determine is reasonably necessary to be included therein concerning themselves, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) if required, supplement or make amendments to such Registration Statement.

            (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof) and to each such
      Participating Broker-Dealer who so requests (with respect to any such Registration Statement) and to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuer, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

            (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, their respective counsel, and the underwriters, if any, at the sole expense of the Issuer, as many copies of the Prospectus or Prospectuses (including each form of preliminary Prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to, such Prospectus and any amendment or supplement thereto.

            (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
      Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

            (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations (subject to applicable requirements contained in the

      Indenture) and registered in such names as the managing underwriter or underwriters, if any, or Holders may request at least two Business Days prior to such sale.

            (j) Use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities, provided, however, that the Issuer shall not be required to (A) qualify generally to do business, in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

            (k) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder (with respect to a Registration Statement filed pursuant to Section 3 hereof) or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer (with respect to any such Registration Statement), any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (l) Use its best efforts to cause the Registrable Securities covered by a Registration Statement or the Exchange Securities, as the case may be, to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the Exchange Securities, as the case may be, or the managing underwriter or underwriters, if any.

            (m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

            (n) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings of debt securities similar to the Securities, and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Issuer (including any acquired business, properties or entity, if applicable), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities, and confirm the same in writing if and when requested; (ii) obtain the written opinions of counsel to the Issuer, and written updates thereof in customary form, scope and substance reasonably satisfactory to the managing underwriter or underwriters addressed to the underwriters covering the matters customarily covered in opinions reasonably requested in underwritten offerings of debt securities similar to the Securities; (iii) obtain "cold comfort" letters and updates thereof in customary form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of the Issuer, or of any business acquired by the Issuer, for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of debt securities similar to the Securities; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the parties, if any, than those set forth in Section 7 hereof (or such other provisions and procedures reasonably acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

            (o) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Offer Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any Initial Purchaser, any selling Holder of such Registrable Securities being sold (with respect to a Registration Statement filed pursuant to Section 3 hereof), or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer (with respect to any such Registration Statement), as the case may be, or underwriter (any such Initial
      Purchasers, Holders, Participating Broker-Dealers, underwriters, attorneys, accountants or agents, collectively, the "Inspectors"), upon written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Issuer and subsidiaries of the Issuer (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and any of its subsidiaries to supply all information ("Information") reasonably requested by any such Inspector in connection with such due diligence responsibilities. Each Inspector shall agree in writing that it will keep the Records and Information confidential and that it will not disclose any of the Records or Information that the Issuer determines, in good faith, to be confidential and notifies the Inspectors are confidential unless (i) the Issuer based upon advice of counsel determines that the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records or Information is ordered by any court or regulatory agency in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (iv) the information in such Records or Information has been made generally available to the public other than by an Inspector or an "affiliate" (as defined in Rule 405) thereof; provided, however, that prior notice shall be provided as soon as practicable to the Issuer of the potential disclosure of any information by such Inspector pursuant to clauses (i) or
      (ii) of this sentence to permit the Issuer to obtain a protective order (or waive the provisions of this paragraph (o)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector. The Inspectors will agree that all information obtained by it as a result of such inspection is confidential and shall be used as the basis for any market transactions in the securities of the Issuer or its affiliates unless and until such information is made generally available to the public.

            (p) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Securities, to effect such changes (if any) to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

            (q) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders with regard to any applicable Registration Statement, a consolidated earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer, after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

            (r) Upon consummation of the Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuer, in a form customary for underwritten transactions, addressed to the Trustee for the benefit of all Holders of Registrable Securities participating in the Exchange Offer or the Private Exchange, as the case may be, that the Exchange Securities or Private Exchange Securities, as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to customary exceptions and qualifications. If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuer (or to such other Person as directed by the Issuer), in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be, the Issuer shall mark, or cause to be marked, on such Registrable Securities that such Registrable Securities are being canceled in exchange for the Exchange Securities or the Private Exchange Securities, as the case may be; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

            (s) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

            (t) Use its best efforts to take all other steps necessary to effect the registration of the Exchange Securities and/or Registrable Securities covered by a Registration Statement contemplated hereby.

            (u) If any Suspension Period remains in effect more than 90 days after the occurrence thereof, the Issuer will promptly prepare and file with the Commission a post-effective amendment to the Registration
      Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to purchasers of the Exchange Securities or Private Exchange Securities from a Holder, the prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            The Issuer may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Issuer such information regarding such seller and the distribution of such Registrable Securities as the Issuer may, from time to time, reasonably request . The Issuer may exclude from such registration the Registrable Securities of any seller which fails to furnish such information within a reasonable time after receiving such request and in such event shall have no further obligations under Sections 2 or 3 of this Agreement with respect to such seller. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order that the Prospectus related thereto shall not contain, with respect to such seller or such seller's disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein misleading in light of the circumstances then existing.

            If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuer, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuer, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

            Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by its acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuer of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus or Exchange Securities to be sold by such Holder or Participating Broker-Dealer, as the case may be, until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing (the "Advice") by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuer shall give any such notice, each of the Applicable Period and the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof or (y) the Advice.

            6. Registration Expenses

            All fees and expenses  incident to the  performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer, whether or not the Exchange Offer Registration Statement or any Shelf Registration Statement is filed or becomes effective or the Exchange Offer is consummated, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state and foreign securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h) hereof, in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) reasonable messenger, telephone and delivery expenses relating to preparation of documents referenced herein, (iv) fees and disbursements of counsel for the Issuer and, in the case of a Shelf Registration, reasonable fees and disbursements of one special counsel for all of the sellers of Registrable Securities (exclusive of any counsel retained pursuant to Section 7 hereof), which counsel shall be reasonably satisfactory to the Issuer, (v) fees and disbursements of all independent certified public accountants referred to in Section 5(n)(iii) hereof (including, without limitation, the expenses of any "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Issuer desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuer, (viii) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (ix) the expense of any annual audit,
(x) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. Notwithstanding the foregoing, the Holders shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such Holders (severally or jointly), other than the counsel and experts referred to above.

            7. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Holder of Registrable Securities offered pursuant to a Shelf Registration Statement and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, and each Person, if any, who controls such Person or its affiliates within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant") against any losses, claims, damages or liabilities to which any Participant may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

            (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any related preliminary Prospectus; or

            (ii) the omission or alleged omission to state, in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any related preliminary Prospectus a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of circumstances under which they were made) not misleading;

and will reimburse, as incurred, the Participant for any legal or other expenses reasonably incurred by the Participant in connection with investigating or defending against with any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if any of the Issuer shall have furnished any amendments or supplements thereto) or any related preliminary Prospectus (i) made in reliance upon and in conformity with information relating to any
Participant furnished to the Issuer by or on behalf of such Participant specifically for use therein or (ii) if such Participant sold to the person asserting the claim the Registrable Securities or Exchange Securities that are the subject of such claim and such untrue statement or omission or alleged untrue statement or omission was contained or made in any preliminary Prospectus and corrected in the Prospectus or any amendment or supplement thereto and the Prospectus does not contain any other untrue statement or omission or alleged untrue statement or omission of a material fact that was the subject matter of the related proceeding and it is established by the Issuer in the related proceeding that such Participant failed to deliver or provide a copy of the Prospectus (as amended or supplemented) to such Person with or prior to the confirmation of the sale of such Registrable Securities or Exchange Notes sold to such Person if required by applicable law, unless such failure to deliver or provide a copy of the Prospectus (as amended or supplemented) was a result of noncompliance by the Issuer with Section 5 of this Agreement. Any indemnification amounts advanced by the Issuer pursuant to this Section 7 shall as a result of such losses, claims damages or liabilities shall be returned to the Issuer if it shall be finally determined by a court of competent jurisdiction that such Participant was not entitled to such indemnification by the Issuer. The indemnity provided for in this Section 7 will be in addition to any liability that the Issuer may otherwise have to the indemnified parties. The Issuer shall not be liable under this Section 7 for any settlement of any claim or action effected without its prior written consent, which shall not be unreasonably withheld.

            (b) Each Participant, severally and not jointly, agrees to indemnify and hold harmless the Issuer, its directors, its officers and each Person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration

Statement or Prospectus, any amendment or supplement thereto, or any related preliminary Prospectus, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Participant, furnished to the Issuer by or on behalf of the Participant, specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuer or any such director, officer or controlling Person in connection with investigating or defending against any such loss, claim, damage, liability or action in respect thereof. The indemnity provided for in this Section 7 will be in addition to any liability that the Participants may otherwise have to the indemnified parties. The Participants shall not be liable under this Section 7 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld. The Issuer shall not, without the prior written consent of such Participant, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Participant is or could have been a party, or indemnity could have been sought hereunder by any Participant, unless such settlement (A) includes an unconditional written release of the Participants, in form and substance reasonably satisfactory to the Participants, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Participant.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
Section 7 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 7, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by Participants who sold a majority in interest of the Registrable Securities and Exchange Securities sold by all such Participants in the case of paragraph (a) of this Section 7 or the Issuer in the case of paragraph (b) of this Section 7, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. All fees and expenses reimbursed pursuant to this paragraph (c) shall be reimbursed as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 7, in which case the indemnified party may effect such a settlement without such consent.

            (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 7 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand, or the Participants on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The parties agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Participant shall be obligated to make contributions hereunder in excess of the amount by which proceeds received by such Participant in connection with the sale of the Securities exceed the amount of any damages that such Participant has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each Person, if any, who controls a Participant within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Participants, and each director of the Issuer, each officer of the Issuer and each person, if any, who controls the Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuer.

            8. Rules 144 and 144A

            The Issuer covenants and agrees that, to the extent required under the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time the Issuer is not required to file such reports, the Issuer will, upon the request of any Holder of Registrable Securities, make available such information necessary to permit sales pursuant to Rule 144A. The Issuer further covenants and agrees, for so long as any Registrable Securities remain outstanding that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144(k) under the Securities Act and Rule 144A.

            9. Underwritten Registrations

            If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and shall be reasonably acceptable to the Issuer.

            No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

            10. Miscellaneous

            (a) No Inconsistent Agreements. The Issuer has not, as of the date hereof, and the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer's other issued and outstanding securities under any such agreements. The Issuer will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

            (b) Adjustments Affecting Registrable Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

            (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuer, and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Securities and
(B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount of the Exchange Securities held by all Participating Broker-Dealers; provided, however, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Securities or Exchange Securities, as the case may be, disposed of pursuant to any
Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold pursuant to such Registration Statement.

            (d) Notices. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

      (i) if to a Holder of the Registrable Securities or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, with a copy in like manner to the Initial Purchasers as follows:

                  Deutsche Bank AG London
                  Dresdner Bank AG London Branch
                  Commerzbank Aktiengesellschaft, London Branch
                  c/o Deutsche Bank AG London
                  1 Great Winchester Street
                  London EC2N 2DB
                  United Kingdom
                  Facsimile No.:
                  Attention:  Corporate Finance
                  with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Facsimile No.:  (212) 269-5420
                  Attention:  William B. Gannett, Esq.

      (ii) if to the Initial Purchasers, at the address specified in Section 10(d)(i);

      (iii) if to the Issuer, at the address as follows:

                  c/o    Kronos International, Inc.
                         16825 North Chase Drive
                         Suite 1200
                         Houston, Texas  77060
                         Facsimile No.: (281) 423-3333
                         Attention:  Robert D. Hardy

                  with a copy to:

                  Locke Liddell & Sapp LLP
                  2200 Ross Avenue
                  Suite 2200
                  Dallas, TX  75201
                  Facsimile No.:  (214) 740-8800
                  Attention:  Don M. Glendenning, Esq.

            All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in such Indenture.

            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW.

            (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (j) Securities Held by the Issuer or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

            (k) Third-Party Beneficiaries. Holders of Registrable Securities and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

            (l) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  KRONOS INTERNATIONAL, INC.


                                  By:  /s/ Robert D. Hardy
                                       ----------------------------------
                                       Name: Robert D. Hardy
                                       Title:Vice President and Chief Financial
                                             Officer

The  foregoing  Agreement is hereby
confirmed and accepted as of the date
first above written.

DEUTSCHE BANK AG LONDON


By:  /s/ Brian Bassett
     -------------------------------
     Name:     Brian Bassett
     Title:    Director


By:
     -------------------------------
     Name:
     Title:    Managing Director


DRESDNER BANK AG LONDON BRANCH


By:  /s/ M. Aitken
     -------------------------------------
     Name:     M. Aitken
     Title:    Managing Director


By:  /s/ P. Watts
     -------------------------------------
     Name:     P. Watts
     Title:    Managing Director


Commerzbank Aktiengesellschaft, London Branch


By:  /s/ K A West
     -------------------------------------
     Name:     K A West
     Title:


By:  /s/ R. M. Curtis
     -------------------------------
     Name:     R. M. Curtis
     Title:    Syndicate